Exhibit 99.1

PARAMETRIC SOUND RECEIVES FDA CLEARANCE FOR HYPERSOUND

HyperSound Directional Audio Benefits Listeners with Hearing Loss

SAN DIEGO, CALIFORNIA, February 19, 2014 — Parametric Sound Corporation (NASDAQ: PAMT), a leading innovator of audio products and solutions, today announced it has received U.S. Food and Drug Administration (FDA) clearance for the marketing of the HyperSound® Audio System as a hearing improvement device. The HyperSound technology has been shown to improve the clarity of audio and speech comprehension in individuals with certain hearing impairments.

HyperSound is an innovation in audio that uses a thin film to generate an ultrasonic beam of sound. Like a flashlight controls a ray of light, HyperSound directs sound in a narrow beam limiting it to a specific location, creating a precise audio zone. When an individual enters the beam’s radius, they hear immersive 3D audio, similar to wearing a surround sound headset. The characteristics of the HyperSound audio beam have been shown to enable individuals with certain hearing impairments to hear audio with more clarity. The Company believes that the combination of exceptional control over the placement of audio, and the immersive quality of the sound, makes HyperSound a disruptive innovation that has the potential to change not only the hearing-loss market, but commercial and consumer markets as well.

“We are extremely pleased to have passed the important milestone of FDA clearance,” said Juergen Stark, CEO of Parametric Sound Corporation. “We are hard at work on the next generation of HyperSound products and we are confident they will improve the quality of life for millions of people who suffer from hearing impairments.”

Researchers estimate that one in five Americans, and one in three people over age 65, suffer from hearing loss. Impacting over 48 million Americans, hearing loss is the third most common physical condition in the United States after arthritis and heart disease. An estimated 360 million people worldwide suffer from some form of hearing loss.

##

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Forward looking statements are based on management’s belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include the substantial uncertainties inherent in acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the SEC. Except as required by law, the Company specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

About Parametric Sound

Parametric Sound Corporation is an audio technology company that markets innovative products under the Turtle Beach and HyperSound brands.

The company designs and markets premium audio peripherals for video game consoles, personal computers and mobile devices under the brand Turtle Beach (TurtleBeach.com), including officially-licensed headsets for the next-generation Xbox® One and PlayStation® 4 consoles. Turtle Beach is the leading brand in video game audio and the official audio provider for Major League Gaming, the world’s largest eSports league, and Twitch, the world’s leading video platform and community for gamers.

Under the brand HyperSound (HyperSound.com), the company markets pioneering directed audio solutions that beam sound to a specific listening area without the levels of ambient noise of traditional speakers. HyperSound has applications in digital signage and kiosks, consumer electronics and health care.

For more information:

David Lowey

Corporate Communications

david.lowey@turtlebeach.com

+1-914-844-2759